Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tradeshow Marketing Co Ltd (the "Company") on Form 10- QSB/A for the three month period ending August 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Kirk, Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bruce Kirk

Bruce Kirk
Chief Executive Officer

Date: Feb 7, 2007